Exhibit 99.1

Investor Relations:	Media Relations:
Glenn Etherington	David Sharpley
Chief Financial Officer	SVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

METASOLV REPORTS THIRD QUARTER FINANCIAL RESULTS

PLANO, TEXAS, November 3, 2004—MetaSolv, Inc. (NASDAQ: MSLV), a global leader in communications management solutions for next-generation and traditional networks and services, today announced financial results for the third quarter ended September 30, 2004.

Revenues for the quarter were $20.2 million, an 18% increase from third quarter 2003 revenues of $17.1 million, and a slight increase from $19.9 million for the second quarter of 2004. MetaSolv reported a net loss for the third quarter of $2.4 million, or $0.06 per share, compared with a net loss of $9.4 million, or $0.24 per share, for the third quarter of 2003 and a net loss of $4.7 million, or $0.12 per share, for the second quarter of 2004.

On a pro forma basis, the company’s third quarter net loss was $1.3 million, or $0.03 per share, an 83% improvement compared to a pro forma net loss of $7.8 million, or $0.20 per share, for the third quarter of 2003. The company also recorded EBITDA of $0.1 million for the quarter, compared to negative EBITDA for the third quarter of 2003 of $6.3 million.

Pro forma results exclude amortization of intangible assets, purchased in process research and development write-offs, restructuring costs, goodwill impairment, amortization of stock compensation expense, and related tax benefits. EBITDA represents net loss excluding income tax expense (benefit), interest and other income (expense), depreciation and amortization, and amortization of stock compensation expense (please see page 7 for a complete reconciliation of pro forma results and EBITDA with those reported under Generally Accepted Accounting Principles).

“We are pleased to report that as a result of recent customer wins, and our focus on the growing domains of broadband, IP and VoIP services, MetaSolv achieved its fourth consecutive quarter of increased revenue, and has again achieved positive EBITDA,” said Curtis Holmes, MetaSolv’s President and Chief Executive Officer. “In addition, we are also encouraged by the fact that this is the first quarter in over three years in which we have increased our cash and marketable securities balance on a sequential quarter basis.”

Highlights of MetaSolv’s third quarter operating and financial results include:

•	Continued progress on M6, MetaSolv’s next-generation inventory management software, including a new customer win with a growing U.S. carrier which owns and operates an extensive fiber optic network, which further validates our focus on product innovation and leadership in inventory management;

•	Continued strategic focus on our VoIP initiative, allowing us to leverage one of the fastest growing segments of the communications industry and enabling a new multi-million dollar VoIP license win with a large, North American-based global provider of voice and data services;

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MSLV Announces Third Quarter Results

November 3, 2004

•	Significant transactions during the quarter were comprised of new customer wins and additional sales to existing customers, including:

•	A new customer win for our inventory management solution with a growing U.S. carrier, and continued progress with a major North American wireless carrier as it deploys our inventory solution enterprise-wide;

•	License wins for our IP service activation solution with leading carriers in the U.S. and South Africa, and further progress with a leading wireless operator in France, which went live with our IP service activation solution;

•	A license win with a leading incumbent operator in the Netherlands for our comprehensive service activation solution;

•	An extension of our mediation solution with T-Mobile for wireless data services;

•	Further validation of our globalization strategy with two new license transactions in India, which highlights our focus on the high-growth Asia-Pacific market;

•	Continued progress on our strategic growth initiatives this quarter, including:

•	66% of total revenues from tier 1 service providers

•	57% of total revenues from outside the U.S.

•	21% of total revenues from mobile service providers

“Our third quarter results reflect our core strengths of a strong global presence, a steadfast focus on the key growth areas of wireless and IP and an extensive installed base of over 180 operators, including many tier one service providers,” added Holmes. “Through new license transactions in India, South Africa and Europe, we continue to expand our business globally and strengthen our position as a leading OSS solutions provider. This quarter, we have seen further traction in the mobile, IP and VoIP service provider markets, including a multi-million dollar VoIP license win which, coupled with our previously announced VoIP wins, positions MetaSolv at the forefront of VoIP OSS. It is our intent to further capitalize on our advantage going forward.

“These highlights demonstrate our continued progress, and we remain extremely focused on returning MetaSolv to profitability,” concluded Holmes. “Our steadily increasing revenue, positive EBITDA and increased cash balance from last quarter reflect the ongoing execution of our strategy and ability to leverage our solid position as an OSS leader. We continue to believe MetaSolv is well positioned to benefit significantly during the communications industry recovery”

Based on the company’s results for the third quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the fourth quarter of 2004 in a range of $20.0 million to $22.0 million. The company also established guidance for its net loss for the period of between $0.02 and $0.06 per share. The projected net loss includes approximately $1.0 million in amortization of intangible assets. Excluding these charges, the company expects to report pro forma results of between break-even and a net loss of $0.04 per share.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com and clicking Investors, or by going to www.streetevents.com. Please visit the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and through the end of the business day on November 10, 2004, at (719) 457-0820 (confirmation number: 992586) and at the Web sites referenced above.

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MSLV Announces Third Quarter Results

November 3, 2004

About MetaSolv

MetaSolv, Inc. (NASDAQ:MSLV) is a global leader in comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, BT, Cable & Wireless, Nextel, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo is a trademark of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2003, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues	$20,196	$17,126	$59,663	$60,084
Loss from operations	$(2,074)	$(9,401)	$(13,320)	$(31,992)
Net loss	$(2,376)	$(9,354)	$(13,546)	$(28,612)
Basic and diluted loss per share	$(0.06)	$(0.24)	$(0.34)	$(0.75)
Basic and diluted weighted average shares outstanding	40,367	38,259	39,372	38,099

Pro forma(1)
Net loss	$(1,341)	$(7,799)	$(5,515)	$(17,195)
Basic and diluted loss per share	$(0.03)	$(0.20)	$(0.14)	$(0.45)

(1) See page 7 for a complete reconciliation of pro forma results with those reported under Generally Accepted Accounting Principles.

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MSLV Announces Third Quarter Results

November 3, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
License	$5,623	$3,018	$17,445	$17,461
Service	14,573	14,108	42,218	42,623

Total revenues	20,196	17,126	59,663	60,084

Cost of revenues:
License	175	106	542	988
Service	8,193	7,916	22,004	24,652
Amortization of intangible assets	926	1,552	2,840	4,848

Total cost of revenue	9,294	9,574	25,386	30,488

Gross profit	10,902	7,552	34,277	29,596

Operating expenses:
Research and development	5,057	7,316	17,866	23,619
Sales and marketing	5,264	5,926	16,754	19,261
General and administrative	2,655	3,711	8,081	11,715
Restructuring costs	—	—	4,896	2,985
In process R&D write-off	—	—	—	1,781
Goodwill impairment	—	—	—	2,227

Total operating expenses	12,976	16,953	47,597	61,588

Loss from operations	(2,074)	(9,401)	(13,320)	(31,992)
Interest and other income (expense), net	(96)	251	333	885

Loss before taxes	(2,170)	(9,150)	(12,987)	(31,107)
Income tax expense (benefit)	206	204	559	(2,217)
Minority interest	—	—	—	278

Net loss	$(2,376)	$(9,354)	$(13,546)	$(28,612)

Basic and diluted loss per share	$(0.06)	$(0.24)	$(0.34)	$(0.75)
Basic and diluted weighted average shares outstanding	40,367	38,259	39,372	38,099

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MSLV Announces Third Quarter Results

November 3, 2004

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
License	$5,623	$3,018	$17,445	$17,461
Service	14,573	14,108	42,218	42,623

Total revenues	20,196	17,126	59,663	60,084

Cost of revenues:
License	175	106	542	988
Service	8,189	7,916	21,994	24,652

Total cost of revenue	8,364	8,022	22,536	25,640

Gross profit	11,832	9,104	37,127	34,444

Operating expenses:
Research and development	5,045	7,316	17,832	23,619
Sales and marketing	5,259	5,926	16,737	19,261
General and administrative	2,567	3,708	7,847	11,831

Total operating expenses	12,871	16,950	42,416	54,711

Loss from operations	(1,039)	(7,846)	(5,289)	(20,267)
Interest and other income (expense), net	(96)	251	333	885

Loss before income taxes	(1,135)	(7,595)	(4,956)	(19,382)
Income tax expense (benefit)	206	204	559	(1,909)
Minority interest	—	—	—	278

Net loss	$(1,341)	$(7,799)	$(5,515)	$(17,195)

Basic and diluted loss per share	$(0.03)	$(0.20)	$(0.14)	$(0.45)
Basic and diluted weighted average shares outstanding	40,367	38,259	39,372	38,099

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MSLV Announces Third Quarter Results

November 3, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,015	$17,870
Marketable securities	24,430	23,993
Trade accounts receivable, less allowance for doubtful accounts of $2,680 in 2004 and $3,327 in 2003	11,719	11,330
Unbilled receivables	1,718	1,622
Prepaid expenses	2,990	2,307
Other current assets	651	1,493

Total current assets	50,523	58,615

Property and equipment, net	10,416	13,118
Intangible assets	3,633	6,473
Other assets	1,243	1,238

Total assets	$65,815	$79,444

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,404	$4,748
Accrued expenses	20,823	22,625
Deferred revenue	8,044	8,374

Total current liabilities	33,271	35,747

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 40,603,220 in 2004, and 38,576,708 in 2003	203	193
Additional paid-in capital	148,232	145,260
Deferred compensation	(299)	(18)
Accumulated other comprehensive income	94	401
Accumulated deficit	(115,686)	(102,139)

Total stockholders’ equity	32,544	43,697

Total liabilities and stockholders’ equity	$65,815	$79,444

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MSLV Announces Third Quarter Results

November 3, 2004

METASOLV, INC.

RECONCILIATION OF NET LOSS, PRO FORMA NET LOSS, AND EBITDA

(In thousands)

(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2004	2003	2004	2003
Net loss as reported under Generally
Accepted Accounting Principles	$(2,376)	$(9,354)	$(13,546)	$(28,612)

Amortization of intangible assets	926	1,552	2,840	4,848
Amortization of stock Compensation	109	3	295	(116)
Restructuring costs	—	—	4,896	2,985
In process R&D write-off	—	—	—	1,781
Goodwill impairment	—	—	—	2,227
Tax benefit	—	—	—	(308)

Pro forma net loss	$(1,341)	$(7,799)	$(5,515)	$(17,195)

Net loss	$(2,376)	$(9,354)	$(13,546)	$(28,612)
Depreciation and amortization	2,036	3,051	6,595	9,550
Amortization of stock compensation	109	3	1,155	(116)
Income tax expense (benefit)	206	204	559	(2,217)
Interest and other income, net	96	(251)	(333)	(885)

EBITDA	$71	$(6,347)	$(5,570)	$(22,280)

The company’s pro forma results should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to MetaSolv’s pro forma results, as defined.

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